Exhibit H4

January 6, 2025

State Street Bank and Trust Company

Transfer Agency

Attention: Compliance

One Heritage Drive Building

1 Heritage Drive

Mail Stop OHD0100

North Quincy MA 02171

With a copy to:

State Street Bank and Trust Company

Legal Division – Global Services Americas

One Congress Street

Boston, MA 02114

Re:  Thrivent Core Plus Bond ETF, Thrivent Ultra Short Bond ETF and Thrivent Small-Mid Cap ESG ETF (each a “Portfolio”)

Ladies and Gentlemen:

In accordance with Section 11, the Additional Portfolios provision of the Transfer Agency Agreement dated as of May 18, 2022, (as amended, modified, or supplemented from time to time, the “Agreement”) between THRIVENT ETF TRUST and State Street Bank and Trust Company (“State Street”), each undersigned Portfolio hereby requests that you act as its Transfer Agent under the terms of the Agreement. In connection with such request, each Portfolio und hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement. An updated Schedule A to the Agreement reflecting the addition of the Portfolios and name change of Thrivent Small-Mid Cap ESG ETF to Thrivent Small-Mid Cap Equity ETF is attached.

Kindly indicate your acceptance of the foregoing by signing below.

Sincerely,
THRIVENT ETF TRUST

By: /s/ Sarah L Bergstrom
Name: Sarah L. Bergstrom
Title: Treasurer and Principal Accounting Officer

Securities are distributed by Thrivent Distributors, LLC, a registered broker-dealer and member FINRA/SIPC. Thrivent Financial Investor Services Inc. is the transfer agent for Thrivent Funds. Thrivent Asset Management is an SEC-registered investment adviser. All entities are subsidiaries of Thrivent, the marketing name for Thrivent Financial for Lutherans, an SEC-registered investment adviser.

Information Classification: Limited Access

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By: /s/ Scott Shirrell
Name: Scott Shirrell
Title: Managing Director
Effective Date: January 7, 2025
Addition of Portfolios: February 19, 2025
Name change of Thrivent Small-Mid Cap ESG ETF: January 31, 2025

Information Classification: Limited Access

Schedule A

LIST OF PORTFOLIOS

Updated as of January 6, 2025, and effective as of:

for addition of Thrivent ETF Funds – February 19, 2025

for name change of Thrivent Small-Mid Cap ESG ETF – January 31, 2025

Thrivent Small-Mid Cap Equity ETF (f/k/a Thrivent Small-Mid Cap ESG ETF)

Thrivent Core Plus Bond ETF

Thrivent Ultra Short Bond ETF

Information Classification: Limited Access